                                 EXHIBIT (6)(b)

                                DEALER AGREEMENT


         DEALER AGREEMENT made as of the 29th day of December, 1998, by and between BISYS Fund Services Limited Partnership d/b/a/ BISYS Fund Services, an Ohio limited partnership (the "Distributor"), and Provident Securities & Investment Company, an Ohio corporation, (the "Broker-Dealer").


         WHEREAS, the Distributor serves as the Distributor of The Riverfront Funds (the "Trust"), an Ohio business trust which has filed a Registration Statement under the Investment Company Act of 1940, as amended (the "1940 Act") and the Securities Act of 1933 (the "Securities Act", and, together with the 1940 Act, the "Acts");

         WHEREAS, the Trust is comprised of several separate investment portfolios (individually, a "Fund"; collectively, the "Funds"), each of which is segregated by class;

         WHEREAS, the holders of Investor A shares ("Investor A Shares") of each Fund that is identified in Exhibit A attached hereto, which Exhibit may be amended by the parties hereto from time to time, have adopted an Investor A Distribution and Shareholder Services Plan (the "Investor A Plan") pursuant to Rule 12b-1 under the 1940 Act, attached hereto as Exhibit B;

         WHEREAS, the holders of Investor B shares ("Investor B Shares" and, together with Investor A Shares, "Shares") of each Fund that is identified in Exhibit C attached hereto, which Exhibit may be amended by the parties hereto from time to time, have adopted an Investor B Distribution and Shareholder Services Plan (the "Investor B Plan" and, together with the Investor A Plan, the "Plans") pursuant to Rule 12b-1 under the 1940 Act, attached hereto as Exhibit D;

         WHEREAS, the Plans authorize the Distributor to enter into agreements with third parties to implement the Plans;

         WHEREAS, it is intended that the Broker-Dealer act as agent for its customers in connection with purchase and sale transactions involving the Funds; and

         WHEREAS, it is intended that the Broker-Dealer provide distribution and shareholder support services to customers who may, from time to time, beneficially own a Fund's shares pursuant to the Plans.

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

1.       REFERENCE TO PROSPECTUS; DETERMINATION OF NET ASSET VALUE

1.1 Reference is hereby made to the prospectuses (individually a "Prospectus," collectively the "Prospectuses") for Investor A and Investor B Shares of each Fund as from time to time are effective under the Securities Act. Terms defined therein and not otherwise defined herein are used herein with the meaning so defined.

1.2 For purposes of determining the compensation and fees payable under Sections 3 and 4, the average daily net asset value of a Fund's Shares will be computed in the manner specified in the Trust's registration statement filed under the Acts (as the same is in effect from time to time) in connection with the computation of the net asset value of such Fund's Shares for purposes of purchases and redemptions.

2.       GENERAL REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1 The Distributor represents, warrants and covenants that it is and will be at all times relevant to this Agreement a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"), and the Broker-Dealer represents, warrants and covenants that it is and will be at all times relevant to this Agreement a broker-dealer properly registered and qualified under the all applicable federal, state and local laws to engage in the business and transactions described in this Agreement. Each party agrees to comply with the requirements of all applicable laws, including federal and state securities laws, the rules and regulations of the SEC, the Rules of Fair Practice of the NASD, and the rules and regulations issued by applicable federal bank regulatory agencies. The Broker-Dealer agrees that it will not make Shares available for purchase to persons in any jurisdiction in which such Shares may not be lawfully sold. The Broker-Dealer further agrees that it will maintain all records required by applicable law or otherwise reasonably requested by the Distributor in relation to Fund transactions that it has executed.

2.2 By written acceptance of this Agreement, the Broker-Dealer further represents, warrants and agrees that it possesses the legal authority to perform the services contemplated by this Agreement without violation of applicable Federal banking laws (including the GlassSteagall Act) and regulations.

3. PURCHASE AUTHORIZATION; ORDER EXECUTION; OFFERING PRICE; BROKER-DEALER COMMISSIONS

3.1 In all sales of Shares to customers ("Customers"), the Broker-Dealer shall act as agent for its Customers or as principal for its own bona fide investment. In no transaction shall the Broker-Dealer act as the Distributor's agent or as agent for any Fund or the Funds' transfer agent. As agent for its Customers, the Broker-Dealer is hereby authorized to: (i) place orders directly with the Trust for the purchase of Shares and (ii) tender Shares to the Trust for redemption, in each case subject to the terms and conditions set forth in the Prospectus and the operating procedures and policies established by the Distributor. The minimum and maximum dollar purchase of Shares shall be the applicable minimum and maximum amounts set forth in the Prospectus, and no order for less than such minimum amount or more than such maximum amount shall be accepted by the Broker-Dealer. The procedures relating to the handling of orders will be subject to instructions which the Distributor shall forward to the Broker-Dealer from time to time.

3.2 All orders are subject to acceptance by the Distributor in its sole discretion. No person is authorized to make any representations concerning the Distributor, the Trust, or a Fund's Shares except such representations contained in the relevant then-current Prospectuses and Statement of Additional Information and in such printed information as the Trust or the Distributor may subsequently prepare. The Broker-Dealer is specifically authorized to distribute the Prospectuses and Statement of Additional Information and sales material received by it from the Distributor. No person is authorized to distribute any other sales material relating to a Fund without prior approval of the Distributor. The

         Broker-Dealer agrees to deliver, upon the request of the Distributor, copies of any relevant amended Prospectus and Statement of Additional Information to Shareholders of a Fund to whom Shares have been sold.

3.3 The Broker-Dealer shall not withhold placing Customers' orders for any Shares so as to profit itself as a result of such withholding. The Distributor shall not purchase any Shares from the Funds except for the purpose of covering purchase orders already received, and the Broker-Dealer shall not purchase any Shares from the Distributor except for the purpose of covering purchase orders already received.

3.4 If any Shares purchased by the Broker-Dealer are repurchased by the Funds or by the Distributor for the account of the Funds, or are tendered for redemption within three (3) business days after confirmation by the Distributor of the original purchase order for such Shares, the Broker-Dealer agrees forthwith to refund to the Distributor, or its financing agent, the full commission paid to the Broker-Dealer, if any, on the original sale. Notice will be given to the Broker-Dealer of any such repurchase or redemption within ten (10) days of the date upon which the repurchase or redemption is requested.

3.5 Neither party of this Agreement shall, as agent, purchase any Shares from a Customer at a price lower than the net asset value next computed by or for the issuer thereof.

3.6 The Distributor will furnish the Broker-Dealer, upon request, with offering prices for Investor A Shares and Investor B Shares in accordance with the then-current Prospectuses of the Funds, and the Broker-Dealer agrees to quote such prices subject to the confirmation by the Distributor on any Shares offered to the Broker-Dealer for sale. In the case of Investor A Shares, the public offering price equals the net asset value per Share plus a sales charge, if applicable. For those Investor A Shares that are sold subject to such a sales charge, the Broker-Dealer shall receive a discount from the public offering price as outlined in the current Prospectuses. The Distributor reserves the right to waive such sales charges. In the case of Investor B Shares, the public offering price equals the net asset value per Share; provided, however that purchases of Investor B Shares may be subject to a contingent deferred sales charge ("CDSC") as outlined in the current Prospectuses. The Broker-Dealer shall be entitled to receive from the Distributor all CDSC payments that are payable in accordance with the terms and conditions of the then-current Prospectus for Investor B Shares of each Fund. Such CDSC shall be calculated in the manner disclosed in each Prospectus for the Investor B Shares so redeemed. The Distributor reserves the right to waive CDSCs. The Broker-Dealer acknowledges the fact that each price is always subject to confirmation, and will be the price next computed after receipt of an order that is in good form. The Broker-Dealer acknowledges that it is the Broker-Dealer's responsibility to transmit purchase orders promptly to the Trust. The Broker-Dealer further acknowledges that any failure to properly transmit such orders to the Trust that causes a Customer to be disadvantaged, based upon the pricing requirements of Rule 22c-1 under the 1940 Act, shall be the responsibility of the Broker-Dealer and shall not be the responsibility of the Distributor. The Distributor reserves the right to cancel this Agreement at any time without notice if any Shares shall be offered for sale by the Broker-Dealer at less than the then-current offering price determined by or for any Fund.

3.7 The Broker-Dealer and its employees will, upon request, be available during normal business hours to consult with the Distributor or its designees concerning the performance of the Broker-Dealer's responsibilities under this Agreement. Any person authorized to direct the disposition of monies paid or payable by the Distributor pursuant to this Agreement will provide to the Distributor a quarterly written report of the amounts so expended and the purposes for which such expenditures were made. In addition, the Broker-Dealer will furnish to the Distributor, the Trust or their designees such information as the Distributor, the Trust or their designees may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with the Distributor, the Trust and their designees (including, without limitation, any auditors designated by the Trust), in the preparation of reports to the Trust's Board of Trustees concerning this Agreement and the monies paid or payable by the Distributor pursuant hereto, as well as any other reports or filings that may be required by law.

4.       SHAREHOLDER SUPPORT SERVICES; DISTRIBUTION ASSISTANCE; FEE

4.1 The Broker-Dealer shall provide such shareholder support services that the Distributor may reasonably request to the extent the Broker-Dealer is permitted to do so under applicable statutes, rules and regulations. Such shareholder support services shall include, but not be limited to, the following: (i) providing information to Customers about their investment; (ii) processing dividend and distribution payments from a Fund on behalf of Customers; (iii) providing information periodically to Customers showing their positions in a Fund's Shares; (iv) arranging for bank wire transfers of funds to or from a Customer's account; (v) responding to inquiries from Customers relating to the services performed by the Broker-Dealer under this Agreement; (vi) providing subaccounting with respect to a Fund's Shares beneficially owned by Customers or the information to the Trust necessary for subaccounting;
         (vii) if required by law, forwarding shareholder communications from the Trust (such as proxies, Shareholder reports, annual and semi-annual financial statements, and dividend, distribution, and tax notices) to Customers; and (viii) forwarding to Customers proxy statements and proxies containing any proposals regarding this Agreement or a Fund's Plan.

4.2 With respect to Investor B Shares, the Broker-Dealer shall also provide such distribution services that the Distributor may reasonably request to the extent the Broker-Dealer is permitted to do so under applicable statutes, rules and regulations. Such distribution services shall include, but not be limited to, the following: (i) promoting the purchase of Shares by Customers; (ii) processing purchase, exchange and redemption requests from Customers and placing orders with the Trust,
         (iii) responding to inquiries from Customers concerning their investment in Fund Shares; (iv) engaging in advertising with respect to a Fund's Shares; (v) distributing Prospectuses for the Funds; and (vi) distributing Fund reports and sales literature.

4.3 In consideration of the services and facilities provided by the Broker-Dealer hereunder, the Distributor will pay to the Broker-Dealer a fee calculated at the applicable annual rate set forth in Exhibit E attached hereto with respect to the average daily net asset value of each Fund's Investor A Shares and Investor B Shares which are owned of record by the Broker-Dealer as nominee for Customers or which are owned by Customers whose records, as maintained by such Fund or its agent, designate the Broker-Dealer as the Customer's dealer of record, which fee will be computed daily and paid monthly. The fee will not be paid to the Broker-Dealer with respect to (i) Shares of a Fund sold by it and redeemed or repurchased by the Trust or the Distributor within seven business days of receipt of confirmation of such sale, or (ii) a Customer if the amount of such fee on an annual basis with respect to such Customer shall be less than $1.00.

5.       EXCULPATION; INDEMNIFICATION

5.1 The Distributor shall not be liable to the Broker-Dealer and the Broker-Dealer shall not be liable to the Distributor except for acts or failures to act which constitute lack of good faith or gross negligence and for obligations expressly assumed by either party hereunder. Nothing contained in this Agreement is intended to operate as a waiver by the Distributor or by the Broker-Dealer of compliance with any provisions of the Securities Act, the Securities Exchange Act of 1934, the 1940 Act, the rules and regulations promulgated by the SEC, the NASD or any state securities administrator, or the applicable rules and regulations promulgated by federal banking agencies.

5.2 The Broker-Dealer will indemnify the Distributor and hold it harmless from any claims or assertions relating to the lawfulness of the Broker-Dealer's participation in this Agreement and the transactions contemplated hereby or relating to any activities of any persons or entities affiliated with the Broker-Dealer which are performed in connection with the discharge of the Broker-Dealer's responsibilities under this Agreement. If such claims are asserted, the Distributor shall have the right to manage its own defense, including the selection and engagement of legal counsel and all costs of such defense shall be born by the Broker-Dealer. In addition, the Broker-Dealer agrees to indemnify and hold the Distributor harmless from any claims or assertions relating to the lawfulness of the Broker-Dealer's participation in this Agreement under the Glass-Steagall Act. At this time, the Broker-Dealer and the Distributor are not otherwise aware of any violations under the Glass-Steagall Act pursuant to this Agreement.

5.3 The Distributor will indemnify the Broker-Dealer and will hold the Broker-Dealer harmless from any claims or assertions relating to the lawfulness of the Distributor's participation in this Agreement and the transactions contemplated hereby or relating to any activities or any persons or entities affiliated with the Distributor which are performed in connection with the discharge of the Distributor's responsibilities under this Agreement. If any such claims are asserted, the Broker-Dealer shall have the right to manage its own defense, including the selection and engagement of legal counsel, and all costs of such defense shall be born by the Distributor.

6.       GENERAL

6.1 This Agreement will become effective with respect to each Fund on the date indicated on the first page of this Agreement. Unless sooner terminated with respect to any Fund, this Agreement may also be terminated at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Trust who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect interest in the Plans relating to such Fund or any agreement relating to such Plans, including this Agreement, or (with respect to a Fund) by a vote of the majority of the outstanding voting securities of the Fund (as such term is defined in the Statement of Additional Information), cast in person at a meeting called for the purpose of voting on such approval, on sixty (60) days' written notice.

6.2 This Agreement will automatically terminate in the event of its assignment. This Agreement may also be terminated by the Distributor or by the Broker-Dealer, without penalty, upon sixty (60) days' prior written notice to the other party.

6.3 All communications to the Distributor and the Broker-Dealer shall be sent to the addresses set forth in this Agreement or to such other addresses that may be designated in writing.

6.4 This Agreement supersedes any other Agreement between the Distributor and the BrokerDealer with respect to the offer and sale of Investor A Shares and Investor B Shares of the Trust and relating to any other matters discussed herein. All covenants, agreements, representations and warranties made herein shall be deemed to have been material and relied on by each party, notwithstanding any investigation by either party, and shall survive the execution and delivery of this Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Ohio and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.5      This Agreement is a Related Agreement under the Plans.

6.6 All communications to the Distributor and the Broker-Dealer shall be sent to the following addresses:

                  BISYS Fund Services, Inc.
                  3435 Stelzer Road
                  Columbus, Ohio  43219

                  Provident Securities & Investment Company
                  One East Fourth Street
                  Cincinnati, Ohio  45262
                  Attn:  President

                                  BISYS FUND SERVICES LIMITED PARTNERSHIP
                                  By: BISYS Fund Services, Inc., General Partner

                                  ----------------------------------------------
                                  By:     Stephen G. Mintos
                                  Title:   Executive Vice President


                                  PROVIDENT SECURITIES & INVESTMENT COMPANY

                                  ----------------------------------------------
                                  By:
                                  Title

                                                        Dated: December 29, 1998
                                                               -----------------


                                    EXHIBIT A
                                    ---------

THE RIVERFRONT FUNDS

Investor A Shares

1.       The Riverfront U.S. Government Securities Money Market Fund

2.       The Riverfront U.S. Government Income Fund


3.       The Riverfront Balanced Fund

4.       The Riverfront Income Equity Fund

5.       The Riverfront Large Company Select Fund

6.       The Riverfront Small Company Select Fund



                                 BISYS FUND SERVICES LIMITED PARTNERSHIP
                                 By: BISYS Fund Services, Inc., General Partner


                                 ----------------------------------------------
                                 By:     Stephen G. Mintos
                                 Title:   Executive Vice President


                                 PROVIDENT SECURITIES & INVESTMENT COMPANY


                                 ----------------------------------------------
                                 By:
                                 Title

                                    EXHIBIT B

                             Investor A Distribution
                             -----------------------
                          and Shareholder Services Plan
                          -----------------------------

                                                       Dated: December 29, 1998
                                                              -----------------


                                    EXHIBIT C
                                    ---------

THE RIVERFRONT FUNDS

Investor B Shares

1.       The Riverfront U.S. Government Income Fund


2.       The Riverfront Balanced Fund

3.       The Riverfront Income Equity Fund

4.       The Riverfront Large Company Select Fund

5.       The Riverfront Small Company Select Fund



                                 BISYS FUND SERVICES LIMITED PARTNERSHIP
                                 By: BISYS Fund Services, Inc., General Partner


                                 ----------------------------------------------
                                 By:     Stephen G. Mintos
                                 Title:   Executive Vice President


                                 PROVIDENT SECURITIES & INVESTMENT COMPANY


                                 ----------------------------------------------
                                 By:
                                 Title

                                    EXHIBIT D
                                    ---------

                             Investor B Distribution
                             -----------------------
                          and Shareholder Services Plan
                          -----------------------------

                                                       Dated: December 29, 1998
                                                              -----------------



                                    EXHIBIT E
                                    ---------

                          Compensation for Distribution
                          -----------------------------
                        and Shareholder Support Services
                        --------------------------------


Investor A Shares                   Annual rate of up to twenty five
                                    one-hundredths of one percent (.25%) of the average daily net assets of each Fund's
                                    Shares held of record by the Broker-Dealer on behalf of Customers.

Investor  B Shares                  Annual rate of up to one percent (1.00%) of
                                    the average daily net assets of each Fund's
                                    Shares held of record by the Broker-Dealer on behalf of Customers. Such compensation shall not exceed seventy five one-hundredths of one percent (.75%) of such average daily net assets in the case of distribution fees, and shall not exceed twenty five one-hundredths of one percent (.25%) of such average daily net assets, in the case of shareholder support service fees.